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Exhibit 10.15

LEASE AGREEMENT

        THIS LEASE AGREEMENT is made as of this 7th day of November, 2006, between ARE-79/96 CHARLESTOWN NAVY YARD, LLC, a Delaware limited liability company ("Landlord"), and MYTOGEN, INC., a Delaware corporation ("Tenant").

BASIC LEASE PROVISIONS

Address:	79/96 Thirteenth Street, Charlestown, Massachusetts
Premises:	The building, containing approximately 24,940 rentable square feet, as determined by Landlord, as shown on Exhibit A (the "Building"), which is located on the Project (as that term is defined below).
Project:	The real property on which the Building is located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.
Base Rent:
From the Commencement Date through October 31, 2007: $67,545.83 per month; and from November 1, 2007: $75,287.63 (subject to Base Rent adjustments commencing with the second annual anniversary of the first full month of the Term as provided in Section 4)

Rentable Area of Premises: 24,940 sq. ft.
Rentable Area of Project: 24,940 sq. ft.	Tenant's Share of Operating Expenses: 100%
Security Deposit: $125,000	Target Commencement Date: October 4, 2006
Commencement Date: October 4, 2006	Rent Commencement Date: October 4, 2006
Rent Adjustment Percentage: 3.5%
Base Term: A term beginning on the Commencement Date and ending on September 30, 2011.

Permitted Use:	research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: 385 East Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Accounts Receivable	Landlord's Notice Address:385 East Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary
Tenant's Notice Address: 79/96 Thirteenth Street Charlestown, MA 02129 Attention:
The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:
☒ EXHIBIT A — PREMISES DESCRIPTION ☒ EXHIBIT C — TENANT IMPROVEMENT WORK LETTER ☒ EXHIBIT E — TENANT'S PERSONAL PROPERTY	☒ EXHIBIT B — DESCRIPTION OF PROJECT ☒ EXHIBIT D — RULES AND REGULATIONS ☒EXHIBIT F — AIR HANDLING SYSTEM WORK LETTER

        1.    Lease of Premises.    Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. To the extent necessary for the Tenant's use of the Premises for the Permitted Use, and to the extent that Landlord has the benefit thereof, Tenant shall have the benefit of the easements contained in Section 31.24 of the Ground Lease (as defined in Section 2) and other easements and appurtenant rights of record; provided, however, that the foregoing shall not give the Tenant any right to perform any work or alterations on or in any areas outside of the Premises, including without limitation any below-grade footings, and in the exercise of such rights or otherwise Tenant shall not take any action that would constitute a breach of or default under the Ground Lease. Landlord reserves the right to modify the portions of the Project outside of the Premises, provided that such modifications do not materially adversely affect Tenant's use of the Premises for the Permitted Use. Notwithstanding anything to the contrary, this Lease shall be subject to, and the effectiveness of this Lease and the transaction evidenced hereby shall be conditioned upon, the consent of LaSalle (as defined in Section 27), the holder of the Leasehold Mortgage and Security Agreement on the Project as of the date hereof as described in Section 27. Upon execution of this Lease by Tenant, Landlord shall promptly seek such consent from such Holder. Upon receipt of such consent, Landlord shall provide a copy thereof to Tenant.

        2.    Delivery; Acceptance of Premises; Commencement Date.    Landlord shall use reasonable efforts to make the Premises available to Tenant for Tenant's Work under the Tenant Improvement Work Letter attached as Exhibit C (the "TI Work Letter") within 5 days of full execution of this Lease and Tenant's delivery of evidence of the insurance required by Section 17 and by the TI Work Letter ("Delivery" or "Deliver"). Landlord and Tenant acknowledge that Tenant currently occupies a portion of the Premises as a subtenant under that certain Sublease dated December 28, 2005 between Genvec, Inc. as Sublandlord and Tenant as Subtenant (the "Sublease") under that certain Sublease dated June 24, 1991 between Landlord and Diacrin, Inc., as amended by a First Amendment to Sublease dated April 30, 2002 and effective as of October 4, 2001 (as amended, the "Overlease"), which Sublease and Overlease terminate as of 11:59 p.m. on October 3, 2006. Tenant acknowledges that it currently has and will retain exclusive possession of the premises subleased under the Sublease (the "Subleased Premises") and no property or personnel of any third party are located in such Subleased Premises. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. With respect to any part of the Premises that is outside of the Subleased Premises (the "Non-subleased Premises"), if Landlord fails to Deliver the Non-subleased Premises on or before the Target Commencement Date, Tenant's sole and exclusive remedy for such failure shall be that the portion of Rent attributable to the Non-subleased Premises (based on square footage) shall be abated on a day-for-day basis for each day between the Target Commencement Date and the date that Landlord Delivers the Non-subleased Premises.

        To the extent that the provisions thereof are applicable an Occupancy Tenant (as that term is defined in the Ground Lease) or to any lease or sublease with an Occupancy Tenant, this Lease is also subject and subordinate to the terms and conditions of the following ground leases, which are collectively referred to herein as the "Ground Lease", as the same may be amended and/or renewed: (i) the Ground Lease for Building 79 dated September 23, 1988 by and between the Boston Redevelopment Authority (the "BRA"), as landlord, and Boston Harbor Investment Group, Inc., as tenant, notice of which is recorded with the Suffolk County Registry of Deeds in Book 15967, Page 008, and (ii) the Ground Lease for Building 96 dated May 18, 1990 by and between the BRA, as landlord, and Building 96 Associates Limited partnership, as tenant, notice of which is recorded with said Registry of Deeds in Book 16408, Page 17. In the event that the BRA shall at any time during the Term disapprove of Tenant's use of the Premises for the Permitted Use, Tenant shall not on account of use of the Premises for the Permitted Use be in default hereunder (it being understood that the foregoing shall not affect Landlord's rights hereunder with respect to any use that is not a Permitted

Use). Landlord has made, or no later than 5 days after any receipt by Landlord of an subordination, nondisturbance and attornment agreement executed by LaSalle (as defined in Section 27) will make, a written request to the BRA to execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in favor of Tenant with respect to the Ground Lease, and during the 60-day period following the later of (i) the date of such written request, or (ii) the date of this Lease, Landlord will follow-up on such request in a manner that is in Landlord's judgment commercially reasonable. In no event shall the foregoing require Landlord to pay any consideration in connection with such request or as may otherwise be requested by the BRA, submit any claim, make demand or commence litigation or any other proceeding in connection with the Ground Lease or such request. If the BRA fails or refuses to execute such subordination, non-disturbance and attornment agreement, or requests consideration related thereto which Landlord does not elect to pay, Landlord shall not be in breach of its obligations under this Lease. In the event that within such 60-day period, the BRA has not executed and delivered the requested subordination, non-disturbance and attornment agreement, Tenant may terminate this Lease, which termination may be exercised, if at all, by notice to Landlord within 10 days of the end of such 60-day period. The date set forth in such notice for such termination shall be no later than 60 days after the date of such notice, and in such event, the surrender and yield up by Tenant shall be pursuant to and in accordance with this Lease.

        If Landlord does not Deliver the Premises within 30 days of the Target Commencement Date for any reason other than Force Majeure Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms "Tenants' Work," and "Substantially Complete" shall have the meanings set forth for such terms in the TI Work Letter. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 30 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

        The "Term" of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms which Tenant may elect pursuant to Section 39.

        Except as set forth in the TI Work Letter, if applicable, and except as expressly provided below in this Section 2: (i) Tenant shall accept the Premises in their condition as of the date on which Landlord Delivers the Premises as set forth above, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of any portion of the Premises, which portion was not included prior to the Commencement Date in the premises subleased to Tenant under the Sublease, shall be subject to all of the terms and conditions of this Lease. Tenant shall be responsible for ensuring that Tenant's Work is performed in compliance with all applicable Legal Requirements.

        Landlord agrees to replace at its expense, subject to the cost caps set forth below: (1) the air handling system in the Building, including the main chiller, the air-conditioning and heating system, fans and duct work connected to such system (the "Air Handling System") pursuant to the Air Handling System Work Letter attached hereto as Exhibit F (the "AHS Work Letter"), and (2) the Building's emergency power generator (the "Generator"). The specification for the Air Handling System, shall be determined pursuant to the process set forth in the AHS Work Letter, and the specification for the Generator shall be mutually acceptable to Tenant and Landlord; provided, however, that the aggregate cost to purchase and install the Generator and perform all work related thereto shall not exceed $150,000 (the "Generator Cost Cap") and the aggregate cost to purchase the equipment and materials necessary for the Air Handling System and perform Landlord's AHS Work

(as defined in the AHS Work Letter) shall not exceed $350,000 (the "AHS Cost Cap"). In the event that, following the purchase of the Generator, full and final completion of the work related to the installation of the Generator and payment of all hard and soft costs in connection therewith, such expenditures are less than the Generator Cost Cap, the difference between such expenditures and the Generator Cost Cap shall be added to the AHS Cost Cap. Subject to the AHS Cost Cap, Landlord shall Substantially Complete the installation of such Air Handling System within the time period set forth in the AHS Work Letter, subject to Force Majeure and any delays caused by Tenant as provided in the AHS Work Letter. Landlord shall Substantially Complete the installation of the Generator within 6 months of the Commencement Date, subject to Force Majeure (as defined in Section 34) and any delays caused by Tenant.

        In addition, prior to the Commencement Date, subject to Force Majeure and any delays caused by Tenant, Landlord shall at its expense repair existing leaks and penetrations in the Building enclosure. The time periods for the foregoing work on the Air Handling System, Generator and repair of leaks and penetrations may be reasonably extended by Landlord provided that Landlord continues diligently to pursue completion thereof.

        Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant's representations, warranties, acknowledgments and agreements contained herein.

        3.    Rent.

          (a)    Base Rent.    The first month's Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

          (b)    Additional Rent.    In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"): (i) Tenant's Share of "Operating Expenses" (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

        4.    Base Rent Adjustments.    Base Rent shall be increased on each annual anniversary of the first day of the first full month of the Term of this Lease beginning with the second such annual anniversary (each an "Adjustment Date") by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. If this Lease is extended pursuant to Section 39, Base Rent for the first year of the Extension Term (as that term is defined in Section 39) shall be as determined under Section 39(a) and shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term.

        5.    Operating Expense Payments.    Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the "Annual Estimate"), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant's Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

        The term "Operating Expenses" means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements made by Landlord in order to (i) reduce Operating Expenses, (ii) comply with changes in Legal Requirements, or (iii) repair or replace failing or failed HVAC equipment serving the Project, in each case amortized over the useful life of such capital items, and the costs of Landlord's third party property manager or, if there is no third party property manager, administration rent in the amount of 2.0% of Base Rent), excluding only:

          (a)   the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

          (b)   capital expenditures for expansion of the Project or for purposes other than those expressly set forth in this Lease;

          (c)   interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

          (d)   depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses as set forth above);

          (e)   advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, if any, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

          (f)    legal and other expenses incurred in the negotiation or enforcement of leases;

          (g)   completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

          (h)   costs to be reimbursed by other tenants of the Project, if any, or Taxes to be paid directly by Tenant or other tenants of the Project, if any, whether or not actually paid;

          (i)    salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project (but if assigned only in part to the Project, then only the prorated portion of such salary, wages, benefits and other compensation shall be chargeable as an Operating Expense);

          (j)    general organizational, administrative and overhead costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

          (k)   costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

          (l)    costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

          (m)  penalties, fines or interest incurred as a result of Landlord's inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«'s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

          (n)   overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

          (o)   costs of Landlord's charitable or political contributions, or of fine art maintained at the Project;

          (p)   costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

          (q)   costs incurred in the sale or refinancing of the Project;

          (r)   net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

          (s)   any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

        Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "Annual Statement") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord, if any.

        The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 30 day period, Tenant in good faith questions or contests the accuracy of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant's questions (the "Expense Information"). If after Tenant's review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States or the reputable independent public accounting firms in the New England region, working pursuant to a fee arrangement other than a contingent fee (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant's Share of Operating Expenses for such calendar year, Landlord shall at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments with respect to Operating Expenses for such calendar year were less than Tenant's Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated.

        "Tenant's Share" shall be the percentage set forth in the Basic Lease Provisions as Tenant's Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Any such measurement shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996). Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant's Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "Rent."

        6.    Security Deposit.    Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the "Security Deposit") for the performance of all of Tenant's obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit"): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord's choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, which act or omission constitutes a breach by Tenant of its obligations under this Lease. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 10 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder provided Tenant has assigned its interest in the Security Deposit to such assignee) within 60 days after the expiration or earlier termination of this Lease.

        If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord's obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

        7.    Use.    The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, "ADA") (collectively, "Legal Requirements" and each, a "Legal Requirement"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a "place of public accommodation", as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful and safe manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, if any, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into areas outside of the Premises or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the TI Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

        Landlord has received no written notice from any Governmental Authority (as defined in Section 9 below) that Premises are not in compliance with applicable Legal Requirements or the applicable provisions of the ADA.

        Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to the Building irrespective of Tenant's particular use of the Premises or any alteration made by Tenant) or at Tenant's expenses (to the extent such Legal Requirement is applicable solely by reason of Tenant's particular use of the Premises or any alteration made by Tenant) make any alterations or modifications to the exterior of the Building that are required by Legal Requirements, including the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements during the Term (including, without limitation, compliance of the Premises with the ADA). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "Claims") arising out of or in connection with Tenant's failure to comply with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

        8.    Holding Over.    If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

        9.    Taxes.    Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as "Taxes") imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "Governmental Authority") during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord's business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding the foregoing, provided that Tenant is not in default under this Lease, in the event that (a) the Premises are re-assessed during the Term whereby Taxes for a municipal fiscal year increase more than 15% over the Taxes for the immediately preceding municipal fiscal year, and (b) Tenant owes any additional amounts on account of Taxes for a prior time period (whether such period is during the Term of this Lease or during the term of the Sublease), Tenant may pay Landlord as Additional Rent such additional amounts in 6 equal monthly installments commencing with the first day of the first month immediately after the date that Tenant is notified of such re-assessment. The foregoing shall not reduce or abrogate the obligation of Tenant to pay such Taxes to Landlord as Additional Rent hereunder. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

        10.    Parking.    Subject to the Ground Lease, all matters of record as of the date hereof, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have such rights as a tenant of the Project may be entitled to under the Ground Lease, if any, in common with others entitled thereto, to park in those areas referenced in the Ground Lease and designated for non-reserved parking, subject in each case to any rules and regulations as may be applicable thereto. Landlord shall not release or terminate such parking rights as are granted in the Ground Lease but Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant acknowledges and agrees that if Tenant desires to obtain any parking rights or licenses with respect to the garage at Building 199 in the Charlestown Navy Yard, Tenant may contact such garage directly and procure same at Tenant's sole cost and expense. Landlord shall have no responsibility with respect thereto nor shall Landlord's rights or Tenant's obligations under this Lease be affected thereby.

        11.    Utilities, Services.    Tenant shall contract directly with third-party utility and service providers for all utilities serving the Premises, including water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and Tenant shall contract for refuse and trash collection and janitorial services (collectively, "Utilities"). Tenant shall pay prior to delinquency directly to such utility and service providers all of the costs for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.

        Following the completion of the installation of the Generator as provided in Section 2, Landlord's sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator with not less than the stated capacity of the Generator installed pursuant to Section 2, and (ii) to contract with a third party to maintain the Generator as per the manufacturer's standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generator or back-up power or to supervise, oversee or confirm that the third party maintaining the Generator is maintaining the Generator as per the manufacturer's standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Generator when the Generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Generator will be operational at all times or that emergency power will be available to the Premises when needed. Provided that Landlord provides an emergency generator with not less than the stated capacity of the Generator installed pursuant to Section 2 and contracts with a third party to maintain the Generator as per the manufacturer's standard maintenance guidelines as aforesaid, in no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that the Generator or any replacement thereof fails or does not provide sufficient power.

        12.    Alterations and Tenant's Property.    Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) ("Alterations") shall be subject to Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to all actual out-of-pocket expenses incurred by Landlord in connection with plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

        Tenant may construct nonstructural Alterations in the Premises without Landlord's prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a "Notice-Only Alteration"), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction.

        Tenant shall timely pay for the completion of all Alterations work and shall keep the Premises free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers' compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) "as built" plans for any such Alteration.

        Other than (i) the items, if any, listed on Exhibit E attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit E in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the TI Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, "Tenant's Property"), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, "Installations") shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested, notify Tenant if it has elected to require Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant's Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

        13.    Landlord's Repairs.    Landlord, as an Operating Expense, shall maintain all of the structural, exterior (including exterior doors), parking and other areas of the Project outside of the Premises, including (i) the Air Handling System from and after the date of Substantial Completion (as defined in the AHS Work Letter) of the Air Handling System only (it being understood that prior to such date of Substantial Completion, all maintenance and repair of the existing HVAC system serving the Premises shall be the sole obligation of Tenant), and (ii) from and after the Commencement Date, the plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (which together with the existing HVAC system and from and after its Substantial Completion, the Air Handling System, are referred to herein as the "Building Systems"), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant's agents, servants, employees, invitees and contractors (collectively, "Tenant Parties") excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed provided Landlord shall provide Tenant at least 48 hours' prior notice of such planned repairs. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which

Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

        From and after the date of Substantial Completion of the Air Handling System (as such date is determined pursuant to the AHS Work Letter, in the event of a malfunction of the Air Handling System that in Tenant's reasonable judgment impacts Tenant's ability to operate its business in the Premises, Tenant shall have the right, exercisable as provided herein, to call the third-party contractor retained by Landlord to maintain the Air Handling System (the "Air Handling System Contractor") to repair the malfunction. Tenant shall give telephonic and written notice to Landlord immediately upon Tenant's calling the Air Handling System Contractor (such notice to be given no later than 24 hours from the time that Tenant called for service); provided that Landlord shall have no obligation to supervise, oversee or confirm that the Air Handling System Contractor is maintaining or repairing the Air Handling System as per the manufacturer's standard guidelines or otherwise. Within 24 hours of the arrival of the Air Handling System Contractor's technician or representative to the Premises, Tenant will provide Landlord with a written description of the nature of the malfunction (to the extent such technician has provided such information to Tenant), steps taken by the technician or representative, any direction given by the technician or representative regarding the Air Handling System and any other relevant information. Any charges to Landlord for response by the Air Handling System Contractor to such calls by Tenant in excess of the regular maintenance fees payable by Landlord under its agreement with the Air Handling System Contractor shall be paid by Tenant as Additional Rent upon delivery by Landlord to Tenant of an invoice for such charge, and all such invoices shall be paid by Tenant within 15 days.

        14.    Tenant's Repairs.    Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, and, until the Substantial Completion of the Air Handling System as provided in the AHS Work Letter, Tenant shall maintain and repair the existing HVAC system serving the Premises. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

        15.    Mechanic's Liens.    Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after notice of, or becoming aware of, the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

        16.    Indemnification.    Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of Tenants' use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further hereby irrevocably waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records), unless caused by the willful misconduct or negligence of Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, "Landlord Parties"). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

        17.    Insurance.    Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers' compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be reasonably determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord, as Additional Rent, for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

        Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; workers' compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in "Best's Insurance Guide"; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

        In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

        The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors ("Related Parties"), in connection with any loss or damage thereby insured against. Notwithstanding the provisions of Section 16, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project, except to the extent such loss is caused by the negligence or willful misconduct of Landlord or any Landlord Party. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

        Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

        18.    Restoration.    If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the "Restoration Period"). If the Restoration Period following a fire or other casualty is estimated to exceed 12 months (the "Maximum Restoration Period"), either Landlord or Tenant may elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. Unless Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as "Hazardous Materials Clearances"); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect to terminate this Lease, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in either of which events Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

        In the event this Lease is not terminated as aforesaid, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall reasonably promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable in Tenant's reasonable discretion for the temporary conduct of Tenant's business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

        The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

        19.    Condemnation.    (a)    If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would in Landlord's reasonable judgment either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project (it being understood that if the whole of the Premises is so Taken, such Taking would prevent or materially interfere with Tenant's use of the Premises), then upon written notice by Landlord of such determination, this Lease may be terminated by either party by notice to the other given no later than 5 days after the date of notice of Landlord's determination of material interference (which notice by Landlord may include notice of termination under this Section 19), and Rent shall be apportioned as of said date; provided, however, that if Tenant believes that Landlord did not act reasonably in determining that the taking would either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Premises (the "Material Interference Determination"), then Tenant may elect by notice to Landlord given within 5 days of Landlord's notice of termination to have an arbitrator determine whether the Landlord acted reasonably in making the Material Interference Determination. Such arbitration shall be conducted pursuant to Section 19(b). If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant's Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

        (b)   Within 10 days of Tenant's notice to Landlord of its election to arbitrate whether Landlord acted reasonably in making the Material Interference Determination, each party shall deliver to the other a statement of its case ("Material Interference Statement"). If Tenant fails to timely submit a Material Interference Statement, then the Landlord's notice of termination shall be final and Rent shall be apportioned as of the date stated therein, and if Landlord fails to timely submit a Material Interference Statement the Tenant may notify Landlord of its election to terminate this Lease (provided that Tenant shall comply with the requirements of Section 28) and rent shall be apportioned accordingly. If both parties submit Material Interference Statements, then Landlord and Tenant shall meet within 7 days after delivery of the last Material Interference Statement and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to make the Material Interference Determination. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party's selected Arbitrator shall make the determination of whether the Landlord acted reasonably in making the Material Interference Determination. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

              (i)  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. In a three-Arbitrator panel, the decision of the majority of the Arbitrators shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of any third Arbitrator shall be borne equally by both parties.

             (ii)  An "Arbitrator" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment, and (iii) be in all respects impartial and disinterested.

        20.    Events of Default.    Each of the following events shall be a default ("Default") by Tenant under this Lease:

          (a)    Payment Defaults.    Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

          (b)    Insurance.    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed such that it no longer satisfies the requirements of Section 17 above, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 10 days before the expiration of the current coverage.

          (c)    Abandonment.    Tenant shall abandon the Premises.

          (d)    Improper Transfer.    Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

          (e)    Liens.    Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant receives notice that a lien has been filed against the Premises.

          (f)    Insolvency Events.    Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Proceeding for Relief"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

          (g)    Estoppel Certificate or Subordination Agreement.    Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

          (h)    Other Defaults.    Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord's notice.

        21.    Landlord's Remedies.

          (a)    Payment By Landlord; Interest.    Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "Default Rate"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

          (b)    Late Payment Rent.    Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 5% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

          (c)    Remedies.    Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord's right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

              (i)  This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

             (ii)  In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

              (A)  all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

              (B)  the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

              (C)  all other damages and reasonable expenses (including reasonable attorneys' fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

              (D)  the net proceeds of any re-letting actually received by Landlord, and the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

            (iii)  Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, but in each case not more than the amount to which Landlord would otherwise be entitled under this Section 21.

            (iv)  Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

             (v)  If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words "enter", "re-enter", and "re-entry" are not restricted to their technical legal meanings.

            (vi)  If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof, the non-prevailing party shall pay to the prevailing party all reasonable fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys' fees and expenses.

           (vii)  If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained beyond applicable notice and cure periods, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises (but only after Tenant has failed to respond to such lien as permitted by Section 15 within the time period provided in Section 15), and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 21. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including reasonable attorneys' fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 15 days after demand.

          (viii)  Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant's expense, to the extent provided in Section 30(d).

Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

        22.    Assignment and Subletting.

          (a)    General Prohibition.    Without Landlord's prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

          (b)    Permitted Transfers.    If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice either grant such consent, or refuse such consent in its reasonable discretion, provided that it shall be reasonable for Landlord to withhold its consent, among other reasons, in any of the following instances: (i) the business or financial reputation of the proposed assignee or sublessee, or the business or financial reputation of any of the respective principals or officers thereof, is objectionable in Landlord's reasonable judgment, (ii) the proposed assignee or sublessee is engaged in areas of scientific research or other business concerns that are controversial, in Landlord's reasonable judgment, or its proposed use of the Premises will violate any applicable Legal Requirement, (iii) the proposed assignee or sublessee is at that time an occupant of the Project or negotiating with Landlord or an affiliate thereof for the lease of other space in the Project, (iv) the proposed assignee or sublessee does not have a net worth, as of the date of the Transfer, at least equal to the greater of (A) the net worth of Tenant as of the date of the Lease, and (B) the net worth of Tenant immediately prior to the Transfer Date, or otherwise lacks the creditworthiness to support the financial obligations it would incur under the proposed assignment or sublease in Landlord's reasonable judgment, (v) the proposed assignee or sublessee is a governmental agency, (vi) in Landlord's reasonable judgment the use of the Premises by the proposed assignee or sublessee would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord, (vii) Landlord has received from any other landlord to the proposed assignee or sublessee a negative report concerning such other landlord's experience with the proposed assignee or sublessee, (viii) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or sublessee, (ix) the proposed assignment or sublease will create a vacancy elsewhere in the Project, or (x) the assignment or sublease is prohibited by Landlord's lender. In any event, Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting, which approval Landlord agrees shall not be unreasonably withheld, conditioned or delayed.

          Notwithstanding anything to the contrary, Landlord may, by giving written notice to Tenant within 15 days of receipt of the Assignment of Notice, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an "Assignment Termination"). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord's notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.

          No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord's consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, said expenses not to exceed $1,500.

          In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord's prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a bona fide business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles ("GAAP")) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant's most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a "Permitted Assignment"). The recapture right in this Section 22 shall not apply to any such Permitted Assignment.

          (c)    Additional Conditions.    As a condition to any such assignment or subletting, whether or not Landlord's consent is required, Landlord may require:

              (i)  that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due from Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

             (ii)  A list of Hazardous Materials in excess of customary quantities used in office settings, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents to the extent required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

          (d)    No Release of Tenant, Sharing of Excess Rents.    Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section) ("Excess Rent"), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

          (e)    No Waiver.    The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

          (f)    Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party's action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

        23.    Estoppel Certificate.    Tenant shall, within 15 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution in connection with the transaction or matter for which Landlord requested the estoppel certificate from Tenant. Upon request by Tenant, Landlord will similarly execute an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any,

(ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon.

        24.    Quiet Enjoyment.    So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

        25.    Prorations.    All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

        26.    Rules and Regulations.    Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit D. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

        27.    Subordination.    This Lease and Tenant's interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, the foregoing shall not permit the Holder of any such Mortgage to disturb Tenant's right to possession of the Premises under this Lease. Landlord hereby agrees to use commercially reasonable efforts to obtain from LaSalle Bank, N.A. ("LaSalle"), the holder, by an Assignment of Leasehold Mortgage and Security Agreement and Assignment of Assignment of Leases and Rents recorded with the Suffolk County Registry of Deeds (the "Registry") in Book 35873, Page 37, of the Leasehold Mortgage and Security Agreement dated March 22, 2004 from Landlord to Bear Stearns Commercial Mortgage, Inc., recorded with the Registry in Book 34053, Page 41, and thereafter any subsequent Holders of any Mortgage first encumbering the Premises or Project after the date hereof, a subordination, non-disturbance and attornment agreement in favor of Tenant. The subordination of this Lease to any such future Mortgage as set forth in the first sentence of this Section 27 shall be conditioned upon receipt by Tenant of a subordination, nondisturbance and attornment agreement from the Holder of such future Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "Mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "Holder" of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

Pursuant to Section 20.3 of the Ground Lease, the following shall apply notwithstanding anything contained in this Section 27: If at any time during the term of this Lease, if the leasehold estate of

Landlord under the Ground Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Project, to attorn, from time to time, to any such owner, upon the terms and conditions set forth herein, for the remainder of the Term. The foregoing provisions shall inure to the benefit of any such owner, shall apply to the tenancy of the Tenant hereunder, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. The Tenant hereunder, however, upon demand of any such owner, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such owner, in which the Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein and shall apply for the remainder of the term originally demised in this Lease. However, until such owner shall require such attornment, or shall otherwise elect, the Tenant shall pay to such owner, from and after the time of such termination, the rent and all other charges payable by the Tenant and shall perform, for the benefit of such owner, all obligations of the Tenant to be performed under this Lease. Nothing contained in this paragraph shall be construed to impair any right privilege or option of any such owner.

        28.    Surrender.    Upon the expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, "Tenant HazMat Operations") and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the "Surrender Plan"). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord's environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement by Tenant for the reasonable costs thereof as set forth below, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord's environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to prospective tenants, buyers, lenders, auditors, governmental agencies or consultants.

        If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

        Tenant shall immediately upon surrender of the Premises return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

        29.    Waiver of Jury Trial.    TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

        30.    Environmental Requirements.

          (a)    Prohibition/Compliance/Indemnity.    Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord's employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "Environmental Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions will not have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in this Section 30(a), Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to contamination (i) in the Premises, on the Project or adjacent property which Tenant can prove to Landlord's reasonable satisfaction existed in the Premises, on the Project or adjacent property immediately prior to the Commencement Date, or (ii) caused by Landlord or any Landlord's employees, agents and contractors; provided, however, except to the extent in both cases Tenant and/or the Tenant Parties have exacerbated or contributed to such contamination.

          (b)    Business.    Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials in excess of amounts customarily used or stored in office settings to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Haz Mat Documents") relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

          (c)    Tenant Representation and Warranty.    Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant's or such predecessor's action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.

          (d)    Testing.    Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant's use. Tenant shall be required to pay the reasonable cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant's use of the Premises. In connection with such testing, upon the reasonable request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a commercially reasonable confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

          (e)    Underground Tanks.    If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

          (f)    Tenant's Obligations.    Tenant's obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

          (g)    Definitions.    As used herein, the term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

        31.    Tenant's Remedies/Limitation of Liability.    Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided Landlord is diligently pursuing a cure of such failure). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

        Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant's ability to conduct its business in the Premises (a "Material Landlord Default"), Tenant shall, as soon as reasonably possible, but in any event within 3 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant's principal contact with Landlord. Landlord shall then have 3 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord's obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

        All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

        32.    Inspection and Access.    Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term (or the last year of the Extension Term in the event the Lease is extended hereunder), to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let during the last year of the Term or that the Project is available for sale. Landlord may grant easements, make public dedications, designate portions of the Project outside of the Premises and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction adversely affects Tenant's use or occupancy of the Premises for the Permitted Use and provided further that such easement, dedication, designation or restriction does not increase Tenant's obligations hereunder. At Landlord's request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder.

        33.    Security.    Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

        34.    Force Majeure.    Landlord or Tenant shall not responsible or liable for delays in the performance of their respective obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of either party, as applicable ("Force Majeure"); provided, however, that in no event shall this Section 34 apply to any obligation of Tenant to pay Rent or any other monetary obligation of Tenant hereunder.

        35.    Brokers, Entire Agreement, Amendment.    Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield of Massachusetts, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, other than the Broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

        36.    Limitation on Landlord's Liability.    NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

        37.    Severability.    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

        38.    Signs; Exterior Appearance.    Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

        39.    Right to Extend Term.    Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

          (a)    Extension Rights.    Tenant shall have 1 right (the "Extension Right") to extend the term of this Lease for 5 years (the "Extension Term") on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base

  Term of the Lease or the expiration of any prior Extension Term. Within 60 days of the date of Tenant's notice of election to exercise its Extension Right, Landlord will notify Tenant of its determination of Market Rent (as defined below) for the Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage. As used herein, "Market Rate" shall mean 95% of the then market rental rate as determined by Landlord and agreed to by Tenant, which 95% of market rental rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term.

If, on or before the date which is 120 days prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, Tenant has not agreed with Landlord's determination of the Market Rate for such Extension Term after negotiating in good faith, Tenant may by written notice to Landlord not later than 120 days prior to the expiration of the Base Term of this Lease, or the expiration of any then effective Extension Term, elect arbitration as described in Section 39(b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and all of the remaining Extension Rights shall terminate.

          (b)    Arbitration.

              (i)  Within 20 days of Tenant's notice to Landlord of its election to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct ("Extension Proposal"). If either party fails to timely submit an Extension Proposal, the other party's submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party's submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

             (ii)  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator, if any, shall be borne equally by both parties. If the Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term, subject to increase by the Rent Adjustment Percentage as provided in this Section 39 until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

An "Arbitrator" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate

Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

          (c)    Rights Personal.    Extension Rights are personal to Tenant and are not assignable without Landlord's consent, which may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in the Lease.

          (d)    Exceptions.    Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

              (i)  during any period of time that Tenant is in Default under any provision of this Lease; or

             (ii)  if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

          (e)    No Extensions.    The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Extension Rights.

          (f)    Termination.    The Extension Rights may terminate and be of no further force or effect at Landlord's option even after Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) there has occurred 3 or more Defaults during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

        40.    Miscellaneous.

          (a)    Notices.    All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

          (b)    Joint and Several Liability.    If and when included within the term "Tenant" and "Landlord" as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant, and Landlord, respectively, provided, however, that this section shall be subject in all respects to Section 36 and in no event will any such joint and several liability apply in any manner other than during Landlord's period of ownership of the Project.

          (c)    Financial Information.    Tenant shall furnish Landlord with true and complete copies of (i) Tenant's most recent audited annual financial statements within 90 days of the end of each of Tenant's fiscal years during the Term, (ii) Tenant's most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant's first three fiscal quarters of each of Tenant's fiscal years during the Term, (iii) at Landlord's request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to

  Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

          (d)    Recordation.    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare a memorandum of lease, and upon request by Landlord or Tenant, the other party will execute the memorandum of lease, and Landlord shall record such memorandum at Tenant's request; provided, however, Tenant shall simultaneously execute a termination of memorandum of lease to be recorded by Landlord upon the expiration or earlier termination of this Lease.

          (e)    Interpretation.    The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

          (f)    Not Binding Until Executed.    The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

          (g)    Limitations on Interest.    It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          (h)    Choice of Law.    Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

          (i)    Time.    Time is of the essence as to the performance of Tenant's and Landlord's obligations under this Lease.

          (j)    Incorporation by Reference.    All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

          (k)    Hazardous Activities.    Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant's routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord's reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant's Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[Signatures on next page]

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

MYTOGEN, INC., a Delaware corporation

By:	/s/ JONATHAN DINSMORE
Its:	President

LANDLORD:

ARE-79/96 CHARLESTOWN NAVY YARD, LLC, a Delaware limited liability company

By:	AREE-HOLDINGS, L.P., a Delaware limited partnership, managing member

	By:	ARE-GP HOLDINGS QRS CORP., a Delaware corporation, general partner

		By:	/s/ JACKIE CLEM
		Its:	VP-AR Legal Affairs

Assignment and Assumption of, and First Amendment To, Lease -
Mytogen, Inc. & Advanced Cell Technology, Inc.

ASSIGNMENT AND ASSUMPTION OF, AND FIRST AMENDMENT TO, LEASE

        This Assignment and Assumption of, and First Amendment to, Lease (the "First Amendment") is made as of September 20, 2007, by and between ARE-79/96 CHARLESTOWN NAVY YARD, LLC, a Delaware limited liability company, having an address at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 ("Landlord"), MYTOGEN, INC., a Delaware corporation, having an address at 79/96 Thirteenth Street, Charlestown, MA 02129 ("Assignor"), and ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation ("Assignee" or "Tenant").

RECITALS

        A.    Landlord and Assignor have entered into that certain Lease Agreement (the "Lease") dated as of November 7, 2006 (the "Lease"), wherein Landlord leased to Assignor certain premises (the "Premises") located at 79/96 Thirteenth Street, Charlestown, Massachusetts, shown on the plan attached to the Lease as Exhibit A to the Lease, and more particularly described in the Lease.

        B.    Assignee is contemporaneously herewith acquiring Assignor by merger through the merger of ACT Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Assignee ("Merger Sub") with and into Assignor, with Assignor continuing as the surviving entity and a wholly owned subsidiary of the Assignee (the "Merger"), resulting in Assignor's assignment of all of its right, title and interest as tenant in and to the Lease to Assignee and assumption by Assignee of all of the rights and obligations of the tenant under the Lease.

        C.    Following notices of default for nonpayment of Rent sent by Landlord to Assignor on March 13, 2007 and April 12, 2007 and a Notice to Quit delivered to Assignor on May 1, 2007, Landlord, Assignor and Assignee desire to reinstate and amend the Lease as set forth in this First Amendment.

        D.    Landlord, Assignor and Assignee have agreed that Assignee, as Tenant under the Lease shall pay overdue Rent and expenses totaling $925,000 pursuant to a schedule as more particularly set forth herein.

        E.    Assignee has requested that it not be required to pay Base Rent for the first 60 days following execution of this First Amendment, that the Base Term of the Lease be extended and that no Security Deposit be required under the Lease.

        F.     Landlord has determined, and Assignor and Assignee have agreed, that Landlord will contract for the construction of the Tenant Improvements (as defined in the Lease). When Landlord contracts for the construction of the Tenant Improvements, Landlord will have such work coordinated with work that Landlord is to perform to repair certain leaks in the Building enclosure as more particularly described in the Landlord Work Letter ("Enclosure Repair Work") and to replace the Air Handling System and Generator (as such terms are defined in the Lease) as more particularly described below.

        G.    Landlord, Assignor and Assignee desire to amend the Lease to, among other things, set forth the schedule of payments for the overdue Rent and expenses, provide for 60 days' abatement of Base Rent, extend the Base Term, delete the requirement for a Security Deposit and replace the Tenant Improvement Work Letter attached as Exhibit C to the Lease and the Air Handling System Work Letter attached as Exhibit F to the Lease with a new work letter attached hereto as Exhibit 1 to this First Amendment that provides for the design and construction of the Tenant Improvements, the Enclosure Repair Work and the replacement of the Air Handling System and Generator.

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL—DO NOT COPY

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AGREEMENT

        Now, therefore, Assignor, Assignee and Landlord agree as follows:

1.    Reinstatement and Amendment of Lease.

        (a)   As expressly amended by this First Amendment, the Lease is hereby reinstated, ratified and confirmed, and all terms of the Lease shall remain in full force and effect, unaltered and unchanged except as expressly set forth in this First Amendment.

        (b)   Upon the occurrence of: (i) execution and delivery of this First Amendment by all parties, (ii) receipt by Landlord of the $175,000 to be paid simultaneously with execution of this First Amendment as provided in Section 3 hereof, (iii) delivery by Assignee to Landlord of a Certificate of Insurance in compliance with Section 17 of the Lease, (iii) written notice from Assignee to Landlord of the effectiveness of the Merger with a copy of the Certificate of Merger as filed with the Delaware Secretary of State for the Merger, and (iv) execution and delivery by Assignor's counsel in the lawsuits listed below of Stipulations of Dismissal dismissing with prejudice all counterclaims actually asserted by Assignor in such lawsuits (the "Stipulations of Dismissal"), then Landlord agrees to take all required action in order to dismiss the lawsuits listed below, with prejudice only as to the claims actually asserted by the Landlord in such lawsuits, by causing the execution by Landlord's counsel in such lawsuits of the above-referenced Stipulations of Dismissal and filing thereof with the applicable courts as listed below:

          (1)   ARE—79/96 Charlestown Navy Yard, LLC v. Mytogen, Inc., Civil Action No. 07-1935-D, Suffolk County Superior Court; and

          (2)   ARE—79/96 Charlestown Navy Yard, LLC v. Mytogen, Inc., Summary Process No. 07-2268-E, Suffolk County Superior Court.

        (c)   Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease. The foregoing Recitals are incorporated herein and made a part hereof.

2.    Assignment and Assumption.

        (a)   As a result of the Merger, Assignor hereby and by operation of law transfers, grants, assigns and sets over unto Assignee, and Assignee hereby and by operation of law accepts and assumes, all of Assignor's rights and obligations as tenant under the Lease as amended by this First Amendment. Assignee shall be solely responsible for all of the tenant's liabilities and obligations under the Lease as amended by this First Amendment. Assignor and Assignee covenant and agree to execute such further documents and instruments and to take such additional actions as reasonably may be requested by any of the parties hereto to vest in Assignee any and all of the rights of Assignor under the Lease as amended by this First Amendment and otherwise to fulfill the intent hereof.

        (b)   All terms, covenants and conditions of the Lease as amended by this First Amendment are hereby declared by each of Landlord, Assignor and Assignee to be in full force and effect. Assignee shall be liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease as amended by this First Amendment on the part of the tenant thereunder to be kept, performed and observed and for the payment of the Base Rent, Additional Rent, Rent and all other sums now and hereafter becoming payable thereunder.

        Assignee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of the tenant under the Lease as amended by this First Amendment. Upon a default by Assignee under the Lease, Landlord may proceed directly against Assignee without first exhausting Landlord's remedies against any other person or entity that may be liable thereon to Landlord. The mention in this First Amendment of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. Assignor and Assignee hereby

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agree jointly and severally to indemnify and hold Landlord harmless from and against any loss or liability arising from any breach of the foregoing representations and warranties.

3.    Payment Schedule for Overdue Rent and Expenses.    The Lease is hereby amended such that, in addition to payments of Base Rent, Operating Expenses and other amounts as they become due under the Lease, Assignee as Tenant under the Lease shall pay the following amounts in cash, as Additional Rent under the Lease, at the same time and in the same manner as payment of Base Rent is required under the Lease:

Payment Amount	Due Date
$175,000, payable in 1 installment	Simultaneously with execution by Tenant of this First Amendment
$350,000, payable in 12 equal monthly installments of $29,166.67 each	On the first day of each month, beginning on October 1, 2007 and ending on September 1, 2008
$200,000, payable in 12 equal monthly installments of $16,666.67 each	On the first day of each month, beginning on October 1, 2008 and ending on September 1, 2009
$200,000, payable in 12 equal monthly installments of $16,666.67 each	On the first day of each month, beginning on October 1, 2009 and ending on September 1, 2010

Assignee's obligations hereunder as Tenant under the Lease for the payments as set forth in the foregoing schedule shall be in addition to, and shall not limit, abrogate or derogate from, Assignee's obligations as Tenant under the Lease to pay Base Rent, Operating Expenses and such other amounts as and when they become due under the Lease.

4.    Base Rent Abatement.    Landlord agrees that no Base Rent shall be due for the first 60 days following execution and delivery by Landlord of this First Amendment; provided, however, that in the event of any monetary default beyond the applicable grace period under the Lease, if any such grace period applies, the Base Rent for such 60-day period shall be immediately due and payable to Landlord, and Assignee shall immediately pay such amount to Landlord without notice or demand. The foregoing provision for a 60-day Base Rent abatement shall not affect the obligations of Assignee to pay Additional Rent as required under Section 3 of this First Amendment, nor shall such abatement provision affect the obligations of Assignee following such 60-day period to pay all amounts of Base Rent when due as provided in the Lease.

5.    Annual Adjustment Date.    The Lease is hereby amended so that the Adjustment Date shall be the first annual anniversary of the date of execution of this First Amendment by Landlord. The references in the definition of Base Rent in the Basic Lease Provisions and in Section 4 of the Lease to the second annual anniversary of the Term are hereby amended to refer to the first annual anniversary of the date of execution of this First Amendment by Landlord.

6.    Term of Lease.    The Base Term of the Lease as stated in the Basic Lease Provisions of the Lease is hereby amended so that the Base Term shall end 4 years, 11 months and 26 days from the date of execution and delivery by Landlord of this First Amendment.

7.    Security Deposit.    Assignor did not provide the Security Deposit as required under Section 6 of the Lease, and effective as of the date of the Lease, Section 6 of the Lease is hereby deleted.

8.    Landlord Work Letter.    Instead of Assignee's constructing the Tenant Improvements as Tenant's Work under the TI Work Letter, Landlord shall contract for the construction of the Tenant Improvements pursuant to plans approved by Landlord and Assignee as set forth in the "Landlord

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Work Letter" attached hereto and incorporated herein as Exhibit 1 and by this reference attached to and incorporated into the Lease as Exhibit 1. Assignor and Assignee acknowledge that Landlord Delivered the Premises on the Commencement Date as required under the Lease. The Lease is hereby amended to delete the references to the TI Work Letter and AHS Work Letter in Section 2 of the Lease and to delete Exhibit C (TI Work Letter) and Exhibit F (AHS Work Letter) of the Lease. In lieu of the provisions in the sixth and seventh paragraphs of Section 2 of the Lease pertaining to replacement of the Air Handling System as provided in the AHS Work Letter and replacement of the Generator, respectively, Assignor, Assignee and Landlord agree that Landlord shall replace the Air Handling System and Generator pursuant to the Landlord Work Letter attached as Exhibit 1 and the terms and conditions of this First Amendment. The specifications for the Air Handling System and Generator shall be determined pursuant to the process for approval of the TI Construction Drawings as set forth in the Landlord Work Letter; provided, however, that the aggregate cost to purchase and install the Generator and perform all work related thereto shall not exceed $150,000 (the "Generator Cost Cap") and the aggregate cost to purchase the equipment and materials necessary for the Air Handling System and complete the replacement of the Air Handling System shall not exceed $350,000 (the "AHS Cost Cap"). In the event that, following the purchase of the Generator, full and final completion of the work related to the installation of the Generator and payment of all hard and soft costs in connection therewith, such expenditures are less than the Generator Cost Cap, the difference between such expenditures and the Generator Cost Cap shall be added to the AHS Cost Cap. Subject to the AHS Cost Cap, Landlord shall Substantially Complete the installation of such Air Handling System and Generator within the time periods set forth in the Landlord Work Letter, subject to Force Majeure and any Tenant Delays.

9.    Notice Addresses.    The address for notices to the Tenant as contained in the Basic Lease Provisions of the Lease is hereby amended so that the Tenant's Notice Address is:

        Advanced Cell Technology, Inc.
        11100 Santa Monica Boulevard, Suite 50
        Los Angeles, CA 90025
        Attention: General Counsel

10.    Miscellaneous.

        (a)   This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

        (b)   This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        (c)   This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

        (d)   Landlord, Assignor and Assignee each represent and warrant that it has not dealt with any broker, agent or other person (collectively "Broker") in connection with this First Amendment, and that no Broker brought about the transaction described in this First Amendment. Landlord, Assignor and Assignee each hereby agree to indemnify and hold the others harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Assignor, Assignee or Landlord, as applicable, with regard to this First Amendment.

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        (e)   In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on Next Page)

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        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

ASSIGNEE OR TENANT:
ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation
By:	/s/ WILLIAM M. CALDWELL, IV
	Name:	William M. Caldwell, IV
	Title:	Chairman & CEO
ASSIGNOR:
MYTOGEN, INC., a Delaware corporation
By:	/s/ JONATHAN DINSMORE
	Name:	Jonathan Dinsmore
	Title:	VP & General Manager—Mytogen
LANDLORD:
ARE-79/96 CHARLESTOWN NAVY YARD, LLC, a Delaware limited liability company
By:	AREE-HOLDINGS, L.P., a Delaware limited partnership, managing member
	By:	ARE-GP HOLDINGS QRS CORP., a Delaware corporation, general partner
		By:	/s/ JACKIE CLEM
			Name:	JACKIE CLEM
			Title:	VP—RE LEGAL AFFAIRS

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QuickLinks

  Exhibit 10.15
ASSIGNMENT AND ASSUMPTION OF, AND FIRST AMENDMENT TO, LEASE